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                                                                     EXHIBIT 2.6

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER


      THIS AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (the "Amendment"), is made and entered into as of March 17, 1998, by and among OSAGE SYSTEMS GROUP, INC. f/k/a Pacific Rim Entertainment, Inc., a Delaware corporation ("Acquiror"), Jones Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), H.V. Jones, Inc., a Texas corporation ("HVJ"), and Hugh V. Jones, as the sole shareholder of HVJ (the "HVJ Shareholder").

                                    RECITALS

      WHEREAS, the parties hereto entered into an Agreement and Plan of Merger effective as of the date thereof (the "Merger Agreement") pursuant to which Sub shall merge with and into HVJ (the "Merger");

      WHEREAS, the parties hereto desire to amend the Merger Agreement in the manner set forth herein effective as of the date hereof; and

      WHEREAS, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and representations, and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that the Merger Agreement is hereby amended as follows:

1. Section 1.3(a)(i) and 1.3(a)(ii) regarding Merger Consideration are amended in their entirety to read as follows:

            (a) Subject to the provisions of Section 1.4 hereafter, the Merger Consideration, consisting of the total purchase price payable to the HVJ Shareholder in connection with the acquisition by merger of HVJ, shall be paid or delivered, as the case may be, and shall consist exclusively of the following:

                (i) at the Closing (as hereafter defined), $395,000 in cash, cashier's check or by wire transfer to the accounts specified in writing to Acquiror at least three (3) days prior to the Closing;

                (ii) at the Closing, delivery of 105.3 newly issued shares of Acquiror's preferred stock having a liquidation amount of $1,580,000 ("Acquiror Preferred Stock"), subject to the terms and conditions set forth within the Certificate of Designation attached hereto as Exhibit 1.3(a)(ii); and


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2.    Section 1.4(b) regarding Escrow Consideration is amended in its entirety to read as follows:

            (b)   The Escrow Consideration shall consist of:

                  (i) One Hundred Fifty Seven Thousand Five Hundred Dollars ($157,500) of the Merger Consideration identified at subparagraph 1.3(a)(i)(the "Escrow Cash"); and


                  (ii) 33.3 shares of Acquiror Preferred Stock having a liquidation amount of $500,000 (the "Escrow Shares"), provided however, that the Escrow Shares shall constitute those shares of Acquiror Preferred Stock that shall last convert into Acquiror Common Stock in accordance with the conversion features contained within the Certificate of Designation of the Acquiror Preferred Stock. The Escrow Shares shall include those shares of Acquiror Common Stock which are issued upon conversion, and shall be subject to the terms and provisions of the Escrow Agreement as though such shares were originally deposited in escrow upon Closing

3. Except as otherwise set forth herein, the terms of the Merger Agreement shall remain in full force and effect.

4. This Amendment may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

5. This Amendment shall be governed by and construed in accordance with the laws of Delaware, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable hereto.

            IN WITNESS WHEREOF, Acquiror, Sub, HVJ and the HVJ Shareholder have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

Attest:                                 OSAGE SYSTEMS GROUP, INC.


By: David Olson                         By: Jack Leadbeater
  ---------------------------------       -----------------------------------
                                        Name:

                                        Title:  President
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Attest:                                 JONES ACQUISITION CORP.


By: Jack Leadbeater                    By: Jack Leadbeater
  ------------------------------          ------------------------------------
                                            Name:
                                            Title:  President

Attest:                                 H.V. JONES, INC.


By: Hugh V. Jones                       By: Hugh V. Jones
  ------------------------------          ------------------------------------
                                            Name:
                                            Title:  President

                                        HVJ SHAREHOLDER:

Witness
John Iorillo                           Hugh V. Jones
-----------------------------------    ---------------------------------------
Name:                                  Signature
    ------------------------------
Address:                               Name:

    ------------------------------     Address:
                                               --------------------------------
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                                        Percentage of Ownership:
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